Exhibit 10(v)

FLEET FINANCIAL GROUP, INC.

EXECUTIVE SUPPLEMENTAL PLAN

(1996 Restatement)

ARTICLE 1. INTRODUCTION

1.1 Amendment of Plan. Fleet Financial Group, Inc. (the “Company”) hereby amends, restates and continues the Fleet Financial Group, Inc. Executive Supplemental Plan (the “Plan”) effective as of January 1, 1996. The original effective date of the Plan is January 1, 1989.

1.2 Purpose of the Plan. The purpose of the Plan is to provide key employees of the Company and its subsidiaries and affiliates (the “Employer”), with the opportunity to defer receipt of certain amounts of base salary, as well as to receive matching credits, to make up for benefits they would have received under the Fleet Financial Group, Inc. Savings Plan (the “Fleet Savings Plan”) but for limitations imposed on contributions under the Fleet Savings Plan by Sections 402(g) and 401(a)(17) of the Internal Revenue Code of 1986 (and the provisions of the Fleet Savings Plan applying those limitations) (hereinafter referred to as the “Code Limitations”).

1.3 Status. The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and shall be administered in a manner consistent with that intent.

1.4 Terms. Unless defined herein, any word, phrase or term used in this Plan shall have the meaning given to it under the Fleet Savings Plan.

ARTICLE 2. ADMINISTRATION

The Plan will be administered by the Human Resources and Planning Committee, or any successor committee, of the Board of Directors of the Company (the “Committee”). The

Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her beneficiaries). The Committee in its sole discretion may delegate certain of its duties and responsibilities to the Corporate Benefits Director of the Company. For purposes of the Plan, any action taken by the Corporate Benefits Director pursuant to such delegation will be considered to have been taken by the Committee. The Company agrees to indemnify and to defend to the fullest extent permitted by law any member of the Committee and the Corporate Benefits Director (including any person who formerly served as a member of the Committee or as Corporate Benefits Director) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 3. PARTICIPANTS

Each employee of the Employer who is a Participant in the Fleet Savings Plan is eligible to participate in the Plan provided he or she:

(a)	has elected to defer receipt, on a pre-tax basis, of the maximum percent (currently six percent) of his or her regular base salary for the year eligible for a matching contribution under the Fleet Savings Plan, and

(b)	is prevented from deferring, in accordance with rules prescribed by the Committee, receipt of the full amount described in paragraph (a) above for the year because of the Code Limitations.

When an employee is eligible to participate in the Plan, he or she will be notified by the Committee and given the opportunity to elect to defer base salary under the Plan at such time or times as the rules and procedures of the Committee provide. An employee who makes such an election is hereinafter referred to as a “Participant”.

ARTICLE 4. ESTABLISHMENT OF ACCOUNT

The Committee will establish separate accounts (the “Accounts”) for each Participant reflecting the amounts due the Participant under the Plan and will cause the Company to establish on its books an account or accounts reflecting the Company’s obligation to pay Participants amounts due under the Plan.

ARTICLE 5. DEFERRAL ELECTIONS

For each calendar year, a Participant may irrevocably elect to defer receipt of up to six percent of his or her regular base salary payments, commencing with the first base salary payment due after the Participant has deferred receipt of the maximum amount of base salary which he or she is permitted to defer on a pre-tax basis under the Fleet Savings Plan because of the Code Limitations. Such deferral election must be made prior to the time such base salary is earned. Such deferred amounts will be credited to the Participant’s Account at the time they would have been paid to the Participant as regular base salary but for the deferral election.

ARTICLE 6. MATCHING CREDITS

For each calendar year, the Company will credit to each Participant’s Account a matching amount equal to a “matching percentage” of the Participant’s deferral amount for the year under Article 5. Such matching percentage will equal the matching contribution percentage in effect for such Participant for such year under the Fleet Savings Plan. Matching amounts will be credited to the Participant’s Account at the same time as deferral amounts are credited under Article 5.

ARTICLE 7. INVESTMENT ADJUSTMENTS

Investment adjustments will be made to the Participant’s Account to reflect the rate of return on the “measuring investments” selected by the Participant in accordance with procedures prescribed by the Committee. The “measuring investments” available for selection by the Participant shall be the Fixed Rate Fund, the Equity Growth Fund, the High Quality Bond Fund and the Asset Allocation Fund, as defined under the Fleet Savings Plan.

ARTICLE 8. ADJUSTMENTS TO PARTICIPANT’S ACCOUNT

From time to time the Committee will adjust each Participant’s Account to credit his or her (i) deferral amounts under Article 5, (ii) matching credits under Article 6, and (iii) the measuring investments under Article 7. A Participant’s Account will continue to be adjusted under this Article 8 until the entire Account has been paid to the Participant or his or her beneficiary. A Participant’s Account will also be adjusted to reflect benefit payments and withdrawals under Article 9.

ARTICLE 9. PARTICIPANT BENEFITS

A Participant who terminates employment with the Employer prior to attaining age 55 and completing five years of continuous service with the Employer and prior to attaining age 65 will be entitled to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) in a single payment.

A Participant who terminates employment with the Employer after attaining age 55 and completing five years of continuous service with the Employer (or who, under a severance or other special arrangement, is treated as having attained age 55 and completed five years of continuous service) or after attaining age 65 will be entitled to elect to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) either in a single payment or in a series of up to fifteen annual installment payments.

An election under the Plan to defer receipt beyond termination of employment or to receive installment payments, must be irrevocable, must be made prior to termination of employment and requires the prior written consent of the Committee.

A Participant who incurs a severe financial hardship due to circumstances beyond his or her control may request to withdraw all or a portion of his or her Account to the extent necessary to satisfy his or her financial emergency. The Committee in its sole discretion will determine whether a severe financial hardship exists and what amount, if any, may be withdrawn.

ARTICLE 10. BENEFICIARY BENEFITS

A Participant may designate a beneficiary or beneficiaries, or change any prior designation, on a form approved by the Committee, to receive the remaining balance in his or her Account upon his or her death. Payments to a beneficiary under this Article will be made, at the election of the Participant, in a single sum, or in a series of up to fifteen annual installment payments, commencing as soon as reasonably practicable following the Participant’s death. If no beneficiary is designated (or if a designated beneficiary does not survive the Participant), the remaining balance will be paid to the Participant’s estate in a lump sum.

ARTICLE 11. NATURE OF CLAIM FOR PAYMENTS

Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder. A Participant shall have no right on account of the Plan in or to any specific assets of the Company. Any right to any payment the Participant may have on account of the Plan shall be that of a general, unsecured creditor of the Company.

The Company may but is not required to establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended, (a “grantor trust”) and may deposit funds with the trustee of the grantor trust (the “Trustee”) sufficient to satisfy the benefits provided under the Plan. If the Company establishes such a grantor trust and, if at the time of a “change of control” as defined in the trust, the trust has not been fully funded, the Company shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit.

In all events, the Company shall remain ultimately liable for the benefits payable under the Plan, and to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the Plan.

The obligations of the Company hereunder shall be binding upon its successors and assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

ARTICLE 12. NO ASSIGNMENT OR ALIENATION

The interest hereunder of any Participant or beneficiary will not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his or her creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized.

ARTICLE 13. NO CONTRACT OF EMPLOYMENT

The Plan will not be deemed to constitute a contract of employment between the Company or the Employer and any Participant, or to be consideration for the employment of any Participant.

ARTICLE 14. AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be altered, amended, revoked or terminated in writing by the Committee or the Company in any manner and at any time; provided, however, following a “change of control” as defined in the trust referred to under Article 11, no such alteration, amendment, revocation or termination shall reduce the amount of a Participant’s Account or his or her rights to such Account as determined under the provisions of the Plan in effect immediately prior to such change of control, or otherwise adversely affect the Participant’s benefits under the Plan, without the written consent of the Participant; and further provided, however, following a “change of control” as defined in the trust referred to under Article 11, the provisions of this Article 14 may not be amended.

ARTICLE 15. GOVERNING LAW

This Plan will be governed and construed in accordance with the laws of the State of Rhode Island, to the extent such laws are not preempted by federal law.

IN WITNESS WHEREOF, Fleet Financial Group, Inc., by its duly authorized officer, has caused this restated Plan to be executed this 19th day of June, 1996.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl

AMENDMENT ONE

TO THE

FLEET FINANCIAL GROUP, INC.

EXECUTIVE SUPPLEMENTAL PLAN

The following amendments are effective as of January 1, 2000.

1.	Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name “Fleet Financial Group, Inc.” will be replaced by the name “FleetBoston Financial Corporation” wherever it appears in the Plan.

2.	Article 2 is amended by replacing the phrase “Corporate Benefits Director” with the phrase “Director of Rewards, Recognition and Benefit Services or such Director’s designee” wherever it appears therein.

3.	The first sentence of Article 3 is amended to read as follows:

Each employee of the Employer who is a Participant in the Fleet Savings Plan and who is employed during the deferral election period in December of a Plan-Year is eligible to participate in the Plan with respect to his or her regular base salary for the following calendar year in excess of the qualified plan dollar limitation under Section 401(a)(17) of the Code.

4.	Article 8 is amended by adding the following at the end thereof:

A Participant shall be fully vested in his or her Account at all times.

5.	Article 9 is amended to read as follows:

ARTICLE 9. PARTICIPANT BENEFITS

9.1 Distribution Elections. Except as otherwise limited by this Article, a Participant shall have the right to elect the timing and form of the distribution of his or her Account, or to change any prior election, on a form approved by the Committee. An election under this Article 9 is not valid or effective unless filed with the Committee either by December 31, 1999 or at least one year prior to the Participant’s last day of active employment. A Participant who does not have a valid, timely election in effect on the last day of active employment shall have his or her Account promptly paid out in a lump sum following termination of employment (i.e., after the end of salary continuation payments, if applicable).

9.2 Termination Before Age 55 With Five Years of Service. A Participant who terminates employment with the Employer prior to attaining age 55 and also completing five years of continuous service with the Employer shall have the right to elect to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) in a single payment.

9.3 Other Terminations. A Participant who terminates employment with the Employer after both attaining age 55 and completing five years of continuous service with the Employer (or who, under a severance or other special arrangement, is treated as having attained age 55 and completed five years of continuous service) or after attaining age 65 shall have the right to elect to receive or to begin to receive the balance credited to his or her Account on a specified date (or beginning on a specified date) following termination of employment (but not later than his or her 65th birthday or, if later, his or her date of termination of employment) either in a lump sum or in a series of up to fifteen annual installment payments.

9.4 Hardship Withdrawals. A Participant who incurs a severe financial hardship due to circumstances beyond his or her control may request to withdraw all or a portion of his or her Account to the extent necessary to satisfy his or her financial emergency. The Committee in its sole discretion will determine whether a severe financial hardship exists and what amount, if any, may be withdrawn.

9.5 Forced Cashout of Small Amounts. Notwithstanding Sections 9.1, 9.2 and 9.3, if the value of a Participant’s Account at the time of termination of employment is $10,000 or less, the Participant’s Account shall be promptly paid out in a lump sum.

6.	Article 14 is amended to read as follows:

ARTICLE 14. AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination shall reduce the amount of a Participant’s Account or his or her distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of Article 14 is irrevocable and may not be amended.

7.	Article 16 is added to read as follows:

ARTICLE 16. SOCIAL SECURITY TAX

Subject to the requirements of Code section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act (“FICA”) taxes on a Participant’s Plan benefits are paid and whether any portion of such FICA taxes shall be withheld from the Participant’s wages or deducted from the Participant’s Account.

2

IN WITNESS WHEREOF, the provisions of this Amendment One were adopted by the Human Resources and Board Governance Committee on the 21st day of December, 1999, or are hereby adopted, and this Amendment One is executed by a duly authorized officer of Fleet Boston Corporation.

FLEET BOSTON CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl
Executive Vice President, Secretary and General Counsel

3

AMENDMENT TWO

TO THE

FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE SUPPLEMENTAL PLAN

The FleetBoston Financial Corporation Executive Supplemental Plan is amended effective January 1, 2002, as follows:

1.	Article 3 is amended to read as follows:

ARTICLE 3. PARTICIPANTS

Each employee of the Employer (1) who is a participant in the Fleet Savings Plan, (2) whose regular base salary rate in November of a Plan Year is in excess of the product of (a) the qualified plan dollar limitation under Section 401(a)(17) of the Code for the following calendar year and (b) 6 percent, and (3) who is employed during the deferral election period in December of the Plan Year, shall be eligible to participate in the Plan if so notified by the Committee. (Notwithstanding the foregoing, employees of Liberty Wanger Asset Management, LP shall not be eligible to have amounts deferred into the Plan until January 1, 2006.) When an employee is eligible to participate in the Plan, he or she will be given the opportunity to elect to defer base salary under the Plan at such time or times as the rules and procedures of the Committee provide (but the election must be filed with the Committee no later than December 31 of the year prior to the year to which the deferral election applies). An employee who makes such an election is hereinafter referred to as a “Participant.”

2.	Article 6 is amended to read as follows:

ARTICLE 6. MATCHING CREDITS

For each calendar year for which a Participant has satisfied the conditions under the Fleet Savings Plan for eligibility for a matching contribution, the Company will credit to the Account of such Participant, if he has made a deferral election for such year under Article V, a matching amount equal to a “matching percentage” of the Participant’s deferral amount for the year. Such matching percentage will equal the matching contribution percentage in effect for such Participant for such year under the Fleet Savings Plan. Matching amounts will be credited to the Participant’s Account during January of the next-following calendar year.

IN WITNESS WHEREOF, this Amendment Two was adopted by the Human Resources and Board Governance Committee at its December 18, 2001 meeting and is executed by a duly authorized officer of the Company on this 24th day of December 2001.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl
Executive Vice President, General Counsel and Secretary

2

AMENDMENT THREE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE SUPPLEMENTAL PLAN

(1996 Restatement)

Article 12 of the Plan is amended effective January 1, 2003, to read as follows:

ARTICLE 12. ASSIGNMENT OR ALIENATION

12.1 General Rule. Except as provided in Section 12.2 or as otherwise required by law, the interest hereunder of any Participant or beneficiary shall not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

12.2 Domestic Relations Orders.

(a) All or a portion of a Participant’s benefit under the Plan maybe paid to another person as specified in a “Qualified Domestic Relations Order.” For this purpose, a “Qualified Domestic Relations Order” means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(i) issued pursuant to a State’s domestic relations law;

(ii) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii) creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(iv) provides for payment in an immediate lump sum as soon as practicable after the Committee determines that a Qualified Domestic Relations Order exists; and

(v) meets such other requirements established by the Committee.

(b) The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider:

(i) the rules applicable to “domestic relations orders” under section 414(p) of the Internal Revenue Code of 1986 and section 206(d) of ERISA;

(ii) the procedures used under the Fleet Savings Plan to determine the qualified status of domestic relations orders; and

(iii) such other rules and procedures as it deems relevant.

IN WITNESS WHEREOF, this Amendment Three was adopted by the Human Resources at its June 17, 2003 meeting and is executed by a duly authorized officer of the Company of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak
Executive Vice President and Director of Human Resources

2

AMENDMENT FOUR

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE SUPPLEMENTAL PLAN

(1996 Restatement)

The FleetBoston Financial Corporation Executive Supplemental Plan (“Plan”) is amended effective January 1, 2003, as follows:

1. Section 1.2 of the Plan is amended to read as follows:

“1.2 Purpose of the Plan. The purpose of the Plan is to provide key employees of the Company and its subsidiaries and affiliates (the “Employer”), with the opportunity to defer receipt of six percent of base salary above a threshold specified herein, as well as to receive matching credits, to make up for benefits they would have received under the FleetBoston Financial Savings Plan (the “Fleet Savings Plan”) but for limitations imposed on contributions under the Fleet Savings Plan by Sections 402(g) and 401(a)(17) of the Internal Revenue Code of 1986 (and the provisions of the Fleet Savings Plan applying those limitations) (hereinafter referred to as the “Code Limitations”).”

2. Article 2 of the Plan is amended by replacing the term “Director of Rewards, Recognition and Benefit Services” with “Director of Compensation and Benefits” wherever the former appears.

3. The first sentence of Article 3 of the Plan is amended to read as follows:

“Each employee of the Employer who satisfies the following three requirements shall be eligible to participate in the Plan during a specified future Plan Year if so notified by the Committee: (1) the employee is a participant in the Fleet Savings Plan; (2) the annual rate of the employee’s regular base salary in November of a Plan Year is in excess of the lesser of (a) the quotient of the dollar limit on Section 401(k) contributions under Section 402(g) for the following calendar year divided by six percent, or (b) the Section 401(a)(17) compensation limit for the following calendar year; and (3) the employee is employed during the deferral election period in December of such Plan Year.”

4. The first sentence of Article 5 of the Plan is amended to read as follows:

“For each calendar year, a Participant may irrevocably elect to defer receipt of six percent of his or her regular base salary payments, commencing with the first base salary payment due after the Participant has deferred receipt of the maximum amount of base salary which he or she is permitted to defer on a pre-tax basis under the Fleet Savings Plan because of the Code Limitations.”

IN WITNESS WHEREOF, this Amendment Four was adopted by the Human Resources Committee at its December 16, 2003 meeting and is executed by a duly authorized officer of the Company on this 19th day of December 2003.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak
Executive Vice President and Director of Human Resources

2

AMENDMENT FIVE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE SUPPLEMENTAL PLAN

(1996 Restatement)

Instrument of Amendment

THIS INSTRUMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose

By this Instrument the Company is amending the FleetBoston Financial Corporation Executive Supplemental Plan (the “Plan”) (i) to reflect the merger of FleetBoston Financial Corporation with the Company and (ii) to freeze deferrals and matching credits to the Plan. At all times, the Company has reserved the right to amend the Plan in whole or in part.

NOW, THEREFORE, the Company hereby amends the Plan effective as of midnight on December 31, 2004 as follows:

1. Section 1.1 is amended to read as follows:

“1.1 Amendment of Plan. FleetBoston Financial Corporation hereby amends, restates and continues the FleetBoston Financial Corporation Executive Supplemental Plan (the ‘Plan”) effective as of January 1, 1996. The original effective date of the Plan is January 1, 1989. Effective as of April 1, 2004, Bank of America Corporation (the “Company”) acquired FleetBoston Financial Corporation and succeeded to sponsorship of the Plan.”

2. A new Article 17 is added to read as follows:

ARTICLE 17. PLAN FREEZE; CODE SECTION 409A

“Notwithstanding anything in this Plan to the contrary, effective at midnight on December 31, 2004, any outstanding deferral elections become null and void, no additional deferral amounts or matching credits will be made or credited to the Plan, and Articles 5 and 6 will cease to have any effect. In all other respects, the Plan will continue in effect after December 31, 2004, in accordance with its terms, including, but not limited to, adjustments to Participants’ accounts under Articles 7 and 8 based on measuring investments. Further, the Plan is intended to be operated and administered in a manner (i) that will not constitute a “material modification” of the Plan for purposes of the effective date provisions of Code section 409A or (ii) that would otherwise cause amounts deferred prior to 2005 to become subject to the requirements of Code section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated, and administered consistent with this intent.”

3. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all participating employers in the Plan, has caused this Instrument to be duly executed on the 17th day of December, 2004.

BANK OF AMERICA CORPORATION

BY:	/s/ J. Steele Alphin
J. Steele Alphin, Corporate Personnel Executive

2